Exhibit 10.15

MARINA VILLAGE

Alameda, California

FULL SERVICE OFFICE LEASE

BASIC LEASE INFORMATION

Effective Date:	December 8, 2004	Lease Reference

Landlord:	ALAMEDA REAL ESTATE INVESTMENTS, a California limited partnership

Tenant:	INFORMED DECISIONS CORPORATION, a California corporation

Premises and Building Address:	1301 Marina Village Parkway, Suite 100 Alameda, CA 94501	Paragraph 1

Approximate Area of Premises:	Approximately 8,439 rentable square feet	Paragraph 1

Term Commencement:	The later date of (i) December 1, 2004 or (ii) the date of substantial completion of the Tenant Improvements by Landlord	Paragraph 2, Exhibit B-1

Term Expiration:	November 30, 2009	Paragraph 2

Base Rent:	Term Commencement – 11/30/05 $13,080,00/month	Paragraph 3(a)

12/1/05 – 11/30/06 $15,190.00/month

12/1/06 – 11/30/07 $15,612.00/month

12/1/07 – 11/30/08 $16,034.00/month

12/1/08 – 11/30/09 $16,878.00/month

Tenant’s Percentage Share:	8,439 rsf ÷ 84,384 rsf = 10%	Paragraph 4(a)

Base Year:	2005	Paragraph 4(a)

Security Deposit:	$46,836.00	Paragraph 16

Tenant’s Address for Notices:	Informed Decisions Corporation 1301 Marina Village Parkway, Suite 100 Alameda, CA 94501 Attn: Nancy S. Banker Fax No. (510) 269-9983	Paragraph 21

1

Landlord’s Address for Notices:	Alameda Real Estate Investments 2479 East Bayshore Road, Suite 704 Palo Alto, CA 94303 Attn: Joseph R. Seiger Fax No. (650)463-1615	Paragraph 21

With a copy to (and address for payment of rent):
Alameda Real Estate Investments 1150 Marina Village Parkway, Suite 100 Alameda, California 94501 Fax No. (510) 523-1638

Broker(s):	Garrett Krueger, Aegis Realty Partners	Paragraph 22(j)

Exhibits & Other Attachments:

Exhibit A: Outline of the Premises Exhibit B-l: Initial Improvement of the Premises Exhibit B-2: List of Plans and Specifications Exhibit C: Verification Memorandum Addendum

The provisions of the Lease identified above in the margin are those provisions where references to particular Basic Lease Information appear. Each such reference shall incorporate the applicable Basic Lease Information. In the event of any conflict between any Basic Lease Information and the Lease, the latter shall control.

TENANT:		LANDLORD:

INFORMED DECISIONS CORPORATION, a California corporation		ALAMEDA REAL ESTATE INVESTMENTS, a California limited partnership

By:		By:	Vintage Alameda Investments, LP, a California limited partnership, operating general partner

Name:	NANCY S. BANKER

Title:	COO		By:	Vintage Properties-Alameda Commercial, a California corporation, managing general partner
By:

Name:	DAN G. PETERSON			By:
JOSEPH R. SEIGER
Title:	PRESIDENT/CEO				PRESIDENT

II

- i -

	a.	General Restriction	11
	b.	Bases of Withholding Consent	11
	c.	Recapture	12
	d.	Definitions	13
	e.	Assignment or Subletting by Sublessee	13
	f.	Sharing of Assignment Consideration	13
	g.	Sharing of Subletting Consideration	14
	h.	Effect of Assignment or Subletting	14
	i.	Reimbursement of Landlord’s Costs	14
	J.	No Merger	14

13.	Default by Tenant		14

	b.	Landlord’s Remedies	15
	c.	Continuation of the Lease in Effect	16
	d.	Waiver of Reinstatement	16
	e.	Waiver of Jury Trial	16
	f.	Non-Exclusive Remedies	17

14.	Landlord’s Right to Cure Default		17

15.	Default by Landlord		17

16.	Security Deposit		17

17.	Estoppel Certificate		18

	a.	Tenant’s Estoppel Certificate	18
	b.	Reliance and Failure to Deliver	18
	c.	Tenant’s Financial Statements	18

18.	Relocation

19.	Subordination, Amendment for Lender		18

	a.	Subordination	18
	b.	Landlord Defaults	19
	c.	Modification for Lender	19

20.	Attorneys’ Fees		19

21.	Notices		20

22.	General Provisions		20

	a.	Governing Law	20
	b.	Severability	20
	c.	Prior Agreements	20
	d.	No Waiver	20
	e.	Holding Over	20
	f.	Successors and Assigns	21
	g.	Landlord’s Entry	21
	h.	Authority	21
	i.	Landlord Liable	21

- ii -

	j. Brokers	21
	k. Non-Discrimination	21
	1. Confidentiality	21

23.	Exhibits	22

- iii -

MARINA VILLAGE

FULL SERVICE OFFICE LEASE

THIS LEASE (“Lease”) is made and entered into as of the Effective Date by and between ALAMEDA REAL ESTATE INVESTMENTS, a California limited partnership (“Landlord”), and INFORMED DECISIONS CORPORATION, a California corporation (“Tenant”).

WITNESSETH

1. Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord for the term of this Lease and at the rental and upon the conditions set forth below, the Premises (the “Premises”) described in the Basic Lease Information and identified on the drawing attached hereto as Exhibit A. The Premises are located within the building identified in the Basic Lease Information (the “Building”). The Building is located with the approximately 200-acre development (the “Project”) commonly known as Marina Village, Alameda, California. Subject to substantial completion by Landlord of any improvements to the Building or the Premises which Landlord is explicitly required to make under this Lease, Tenant shall accept the Premises in its “as-is” condition as of the date of delivery by Landlord.

2. Term. The term of this Lease shall commence and, unless sooner terminated as hereinafter provided, shall end on the dates respectively specified in the Basic Lease Information. If Landlord permits Tenant to occupy the Premises prior to the date of Term Commencement, such occupancy shall be subject to all the terms of this Lease. If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on the date of term commencement, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but in that event, subject to any contrary provisions in any agreement with Landlord covering initial improvement of the Premises, the obligation to pay Base Rent shall be waived for the period between the date of Term Commencement and the time when Landlord can deliver possession. The date of Term Expiration shall be extended by the number of days of delay in delivery of possession and any additional period required so that it will expire on the last day of a calendar month, and the dates of Term Commencement and Term Expiration dates shall be confirmed in a Verification Memorandum in the form of Exhibit C executed by Landlord and Tenant promptly following delivery of possession.

3. Rent.

a. Base Rent. Tenant shall pay to Landlord as rental the amount specified in the Basic Lease Information as the Base Rent. The first month’s Base Rent shall be payable upon Tenant’s execution of this Lease and Base Rent shall thereafter be payable in advance on or before the first day of the first (1st) full calendar month following commencement of the term and of each successive calendar month thereafter during the term. If the term commences on other than the first day of a calendar month any excess payment of Base Rent shall be credited against the last payment of Base Rent otherwise due.

b. CPI Increase. Effective as of each anniversary date of the commencement of the term, the Base Rent shall be increased to equal the sum of (i) the Base Rent as specified in the Basic Lease Information, plus (ii) the product obtained by multiplying such amount by the percentage increase in the Consumer Price Index measured from the measuring month which is two months preceding the commencement of the term to the measuring month two months preceding the anniversary date in question. As used herein, the term “Consumer Price Index” (“Consumer Price Index”) shall mean the United States Department of Labor’s Bureau of Labor Statistics Consumer Price Index, All Urban Consumers, All Items, San Francisco-Oakland-San Jose, California (1982-84 equals 100), or the successor of such index. Tenant shall continue paying the current Base Rent until the increased Base Rent has been calculated. Upon such calculation, Landlord shall give notice to Tenant of the amount of the new Base Rent which shall be due and payable effective as of the anniversary date and Tenant shall upon the giving of such notice pay Landlord any shortage in Base Rent accruing between the current anniversary date and the date of the notice.

c. Additional Rent. Tenant shall pay, as additional rent, all amounts of money required to be paid to Landlord by Tenant under this Lease in addition to monthly rent, whether or not the same be designated “additional rent” (“additional rent”).

d. Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of Base Rent and other amounts due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any loan secured by the Building. Accordingly, if any installment of Base Rent or any other sums due from Tenant shall not be received by Landlord on the date due, Tenant shall pay to Landlord a late charge equal to ten percent (10%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s event of default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted under this Lease.

e. Default Rate. Any amount payable by Tenant to Landlord, if not paid when due, shall bear interest from the date due until paid at the “prime” rate as announced from time to time in the Wall Street Journal for short term commercial loans, plus four percent (4%) per annum, or such lower rate as is the maximum rate permitted by law (the “Default Rate”), provided that interest shall not be payable on late charges incurred by Tenant nor on any amounts upon which late charges are paid by Tenant to the extent such interest would cause the total interest to be in excess of that legally permitted. Payment of interest shall not excuse or cure any event of default by Tenant.

f. Payment. All payments due from Tenant to Landlord under this Lease shall be made to Landlord without deduction or offset in lawful money of the United States of America at the address for payment set forth in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate by notice to Tenant. Following Landlord’s notice, Tenant shall make all payments of Base Rent and monthly payments of Tenant’s percentage share of increases in Property Taxes and Operating Expenses by federal funds wire transfer as designated by Landlord.

4. Taxes and Operating Expenses.

a. Obligation. For each calendar year during the term after the year specified in the Basic Lease Information as the Base Year, Tenant shall pay its percentage share, as specified in the Basic Lease Information, of the increase in Property Taxes over Base Property Taxes and its percentage share of the increase in Operating Expenses for such calendar year over Base Operating Expenses.

b. Definitions. For the purposes hereof “Property Taxes” shall mean all real property taxes and assessments or governmentally imposed fees or charges (and any tax, assessment or fee levied wholly or partly in lieu thereof) levied, assessed, confirmed, imposed of which have become a lien against the Building (which for the purposes of defining “Property Taxes” shall include the land underlying the Building). If the Building is not separately assessed for tax purposes, then the Property Taxes to be paid by Tenant shall be Tenant’s percentage share of the product obtained by multiplying the total of the real property taxes and assessments levied against the tax parcel of which the Building is a part by a fraction, the numerator of which is the rentable area of the Building and the denominator of which is total rentable area of all improvements located within the tax parcel of which the Building is a part. “Operating Expenses” shall mean all expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership and operation of the Building and the Project as allocated to the Building, including, without limitation: (i) all license, permit, and inspection fees; (ii) premiums for insurance; (iii) wages, salaries and related expenses and benefits of all on-site and off-site employees engaged in operation, maintenance and security; (iv) all supplies, materials, and equipment rental; (v) all maintenance, repair, replacement, janitorial, security, and service costs; (vi) management fees or a management cost recovery equal to a market rate management fee; (vii) management office rent or rental equivalent; (viii) professional services fees; (ix) costs incurred which are intended to decrease other Operating Expenses; (x) amortization across the useful life of the cost of capital improvements (together with interest thereon at the rate paid by Landlord or which would have been paid if Landlord had borrowed such funds); (xi) all charges for heat, water, gas, electricity and other utilities used or consumed in the Building and surrounding areas; and (xii) all other operating, management, and other expenses incurred by Landlord in connection with the ownership and operation of the Building including expenses in the nature of other Operating Expenses which are payable with respect to the Building under any reciprocal easement or common area maintenance agreements or declaration or by any owners’ associations affecting the Building. Landlord shall not collect in excess of 100% of all of Landlord’s Operating Expenses and Landlord shall not recover, through Operating Expenses, any item of cost more than once. Operating Expenses shall not include the cost of repairs or restoration occasioned by a casualty to the extent covered by insurance proceeds made available to Landlord, taxes on Landlord’s income from all sources, expenses incurred in leasing to or procuring of tenants, leasing commissions, legal fees related to other tenants’ leases, advertising expenses, expenses for the renovating of space for new tenants, debt service payments by Landlord except as allowed above, nor any depreciation allowance or expense. Landlord may determine some items of Operating Expenses and Property Taxes on a cash basis and other items on an accrual basis so long as such determination is consistently applied to the same item during all accounting periods. “Base Property Taxes” shall mean those Property Taxes payable during the Base Year and “Base Operating Expenses” shall mean Operating Expenses incurred by Landlord during the Base Year. Operating Expenses for both the Base Year and each subsequent calendar year shall be adjusted to equal Landlord’s reasonable estimate of Operating Expenses had the total rentable area of the Building been 95% occupied.

c. Payment. Tenant shall pay to Landlord each month at the same time and in the same manner as Base Rent,  1/12th of Landlord’s estimate of Tenant’s percentage share of the increase in Property Taxes and Operating Expenses from Base Property Taxes and Base Operating Expenses for the then current calendar year. Within ninety (90) days after the close of each calendar year, or as soon after such ninety (90) day period as practicable, Landlord shall deliver to Tenant a statement of actual Property Taxes and Operating Expenses for such calendar year. If on the basis of such statement Tenant owes an amount that is less than the estimated payments for such calendar year previously made by Tenant, Landlord shall refund such excess to Tenant. If on the basis of such statement Tenant owes an amount that is more than the estimated payments for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of the statement. The obligations of Landlord and Tenant under this paragraph with respect to the reconciliation between estimated payments and actual Property Taxes and Operating Expenses for the last year of the term shall survive the end of the Lease.

5. Other Taxes. Tenant shall pay or reimburse Landlord within thirty (30) days following its demand for any taxes (other than local, state or federal, personal or corporate income taxes measured by the net income of Landlord from all sources), assessments, excises, levies, business taxes, license, permit, inspection, authorization, service payments in lieu of taxes and any other fees or charges of any kind, which are levied, assessed, confirmed or imposed by any public authority: (a) upon, measured by or reasonably attributable to the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises or leasehold improvements made in or to the Premises at Tenant’s expense; (b) upon or by reason of the development, possession, use or occupancy of the Premises or the parking facilities used by Tenant in connection with the Premises; (c) imposed with respect to the rental payable under this Lease; or (d) upon this transaction or any document to which Tenant is a party.

6. Use.

a. Restrictions. The Premises shall be used and occupied by Tenant for general office purposes and for no other purpose. Tenant shall not use or permit the use of the Premises in any manner that exceeds an occupying density of five (5) persons per 1,000 square feet of useable area or a demand for parking in excess of 3.4 automobiles per 1,000 square feet of useable area. Tenant shall, at Tenant’s expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders and requirements in effect during the term regulating the use by Tenant of the Premises. Tenant shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance, or which disturbs other tenants of the Building, nor shall Tenant, its employees, agents or invitees damage the Premises, the Building or any portion of the Project, nor place or maintain any signs on or visible from the exterior of the Premises, or use any corridors, sidewalks or other areas outside of the Premises for storage or any purpose other than access to the Premises. Tenant shall not conduct any auction at the Premises. Notwithstanding any other provision of this Lease, Tenant shall not use, keep or permit to be used or kept on the Premises any foul or noxious gas or substance, nor shall Tenant do or permit to be done anything in and about the Premises, either in connection with activities under this Lease expressly permitted or otherwise, which would cause an increase in premiums payable under, or a cancellation of, any policy of insurance maintained by Landlord in connection with the Building or the Project or which would violate the terms of any covenants, conditions or restrictions affecting the Building or the land on which it is located.

b. Hazardous Materials. Tenant shall strictly comply with all statutes, laws, ordinances, rules, regulations, and precautions now or hereafter mandated or advised by any federal, state, local or other governmental agency with respect to the use, generation, storage, or disposal of hazardous, toxic, or radioactive materials (collectively, “Hazardous Materials”). As herein used, Hazardous Materials shall include, but not be limited to, those materials identified in Sections 66680 through 66685 of Title 22 of the California Code of Regulations, Division 4, Chapter 30, as amended from time to time, and those substances defined as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “chemicals known to cause cancer or reproductive toxicity,” “radioactive materials,” or other similar designations in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., 33 U.S.C. Section 1251 et seq., 42 U.S.C. Section 300(f) et seq., 42 U.S.C. 7401 et seq., California Health and Safety Code Section 25249.5 et seq., California Water Code Section 13000 et seq., California Health and Safety Code Section 39000 et seq. and any other governmental statutes, ordinances, rules, regulations, and precautions adopted pursuant to the preceding laws or other similar laws, regulations and guidelines now or hereafter in effect. Tenant shall not cause, or allow anyone else to cause, any Hazardous Materials to be used, generated, stored, or disposed of on or about the Premises or the Building other than reasonable quantities of office and cleaning supplies in their retail containers. Tenant shall defend (with counsel approved by Landlord), indemnify and hold Landlord, its members and its and their officers, directors, employees and agents, any entity having a security interest in the Premises or the Building, and its and their employees and agents (collectively, “Indemnitees”) harmless from and against all liabilities, claims, costs, damages, and depreciation of property value, including all foreseeable and unforeseeable consequential damages, directly or indirectly arising out of the use, generation, storage, or disposal of Hazardous Materials by Tenant or any person claiming under Tenant, including, without limitation, the cost of any required or necessary investigation, monitoring, repair, cleanup, or detoxification and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the termination of this Lease, as well as penalties, fines and claims for contribution to the full extent that such action is attributable, directly or indirectly, to the use, generation, storage, or disposal of Hazardous Materials by Tenant or any person claiming under Tenant. Neither the consent by Landlord to the use, generation, storage, or disposal of Hazardous Materials nor the strict compliance by Tenant with all statutes, laws, ordinances, rules, regulations, and precautions pertaining to Hazardous Materials shall excuse Tenant from Tenant’s obligation of indemnification set forth above. Tenant’s obligations under this Paragraph 6 shall survive the end of this Lease.

7. Services.

a. Landlord’s Services. Subject to restrictions imposed under applicable law and the availability of service from serving utilities, Landlord shall furnish the Premises with (1) electricity for lighting and the operation of normal desk-top office machines, (2) heat and air conditioning to the extent reasonably required for the reasonably comfortable occupancy by Tenant in its use of the Premises during the period from 8 a.m. to 6 p.m. on weekdays (except holidays). (“Normal Office Hours”) or such shorter period as may be prescribed by any applicable policies or regulations adopted by any utility or governmental agency, (3) lighting replacement (for building standard lights), (4) restroom supplies, (5) window washing with reasonable frequency and (6) daily janitor service during the times and in the manner that such services are customarily furnished in comparable office buildings in the area.

b. No Landlord Liability. Landlord shall not be in default under this Lease or be liable to Tenant or those claiming through it for any damages direct, consequential or otherwise, resulting nor shall there be any abatement of amounts payable by Tenant under this Lease, by reason of any interruption or curtailment whatsoever in utility services.

c. Excess Use. Whenever heat generating equipment or lighting other than building standard lights are used in the Premises by Tenant which affect the temperature otherwise maintained by the air conditioning system, Landlord shall have the right, after notice to Tenant, to install supplementary air conditioning facilities in the premises or otherwise modify the ventilating and air conditioning system serving the Premises, and the cost of such facilities and modifications shall be borne by Tenant. Tenant shall also pay as additional rent the cost of providing all cooling energy to the Premises in excess of that required for normal office use or required during other than Normal Office Hours as well as lighting at other than Normal Office Hours. If Tenant installs lighting requiring power in excess of that required for normal office use in the Building of if Tenant installs equipment requiring power in excess of that required for normal desk-top office equipment or normal copying equipment, Tenant shall pay for the cost of such excess power as additional rent, together with the cost of installing any additional risers or other facilities that may be necessary to furnish such excess power to the premises.

8. Maintenance, Repairs and Alterations.

a. Landlord’s Obligation/Tenant’s Waiver. Subject to the provisions of Paragraph 10 below, and except for damages caused by Tenant, its agents or invitees, Landlord shall keep in good condition and repair the foundations and exterior walls and roof of the Building and all common areas within the Building not leased to tenants. Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord’s expense or to terminate this Lease because of Landlord’s failure to keep the Premises or the Building in good order, condition and repair.

b. Tenant’s Obligations. Tenant shall, at Tenant’s expense, maintain the interior portion of the Premises including, but not limited to, all plumbing and electrical fixtures and outlets, all computer and telecommunications wiring and outlets, and any interior glass in good condition and repair. If Tenant fails to do so Landlord may, but shall not be required to, enter the Premises and put them in good condition, and Landlord’s costs thereof as set forth in Landlord’s demand to Tenant shall automatically become due and payable as additional rent. Tenant shall reimburse Landlord within thirty (30) days following its demand for all costs incurred by Landlord, plus an administrative fee of fifteen percent (15%) of such costs, in making alterations to the structural, mechanical, electrical, plumbing or life safety systems of the Building and to the common areas of the Building which may be required under applicable law as a result of Tenant’s particular use of the Premises or alterations made within the Premises by Tenant or by Landlord at the request of Tenant. At the expiration or earlier termination of the term Tenant shall deliver up possession of the Premises in good condition and repair, only ordinary wear and tear excepted, and with only such improvements and alterations as shall have been made with Landlord’s consent which have not been required to be removed by Landlord upon the granting of such consent. In all events, unless Landlord otherwise elects, upon the expiration or earlier termination of this Lease, Tenant shall cause all telecommunications wiring and devices installed by Tenant to be removed, wherever located in the Building.

c. Tenant’s Alterations. Tenant shall not, without Landlord’s prior consent, make any alterations, improvements or additions in or about the Premises. As a condition to giving such consent, Landlord may require that Tenant remove any such alterations, improvements or additions at the expiration of the term, and to restore the Premises to their prior condition. Before commencing any work relating to alterations, additions or improvements affecting the Premises, Tenant shall notify Landlord of the expected date of commencement thereof and of the anticipated cost thereof, and shall furnish complete drawings and specifications describing such work as well as such information as shall reasonably be requested by Landlord substantiating Tenant’s ability to pay for such work. Tenant shall not commence any such work until Landlord has reviewed and consented to the work as described in such drawings and specifications, which consent shall not unreasonably be withheld, conditioned or delayed. Tenant shall reimburse Landlord within thirty (30) days following its demand for any costs incurred by Landlord in having such drawings and specifications reviewed by its consultants. Tenant shall give Landlord at least five (5) business days’ notice prior to commencing any of Tenant’s Alterations and Landlord shall then have the right at any time and from time to time to post and maintain on the Premises such notices as Landlord reasonably deems necessary to protect the Premises, the Building and Landlord from mechanics’ liens or any other liens. In any event, Tenant shall pay when due all claims for labor or materials furnished to or for Tenant at or for use in the Premises. Tenant shall not permit any mechanics’ liens to be levied against the Premises for any labor or materials furnished to Tenant or claimed to have been furnished to Tenant or to Tenant’s agents or contractors in connection with work performed or claimed to have been performed on the Premises by or at the direction of Tenant. All alterations, improvements or additions in or about the Premises performed by or on behalf of Tenant shall be done by contractors designated or approved by Landlord, in a first-class, workmanlike manner which does not disturb or interfere with other tenants and is in compliance with all applicable laws, ordinances, regulations and orders of any governmental authority having jurisdiction thereover, as well as the requirements of insurers of the Premises and the Building. Prior to commencing any such work, if required by Landlord, Tenant shall purchase and thereafter maintain builder’s risk insurance in an amount no less than the value of the completed work of alteration, addition or improvement on an all-risk basis, covering all perils then customarily covered by such insurance. In addition, prior to the commencement of any such work, if Landlord so requests, Tenant shall furnish to Landlord performance and payments bonds in forms and issued by a surety reasonably acceptable to Landlord in an amount equal to the cost of such work of alteration, improvement or addition. Notwithstanding anything in this Paragraph 8 to the contrary, upon Landlord’s request, Tenant shall remove any contractor, subcontractor or material supplier from the Premises and the Building if the work or presence of such person or entity results in labor disputes in or about the Building or damage to the Premises or the Building. Upon completion of work performed for Tenant, at Landlord’s request Tenant shall deliver to Landlord evidence of full payment therefor and full and unconditional waivers and releases of liens for all labor, services and/or materials used. Unless Landlord requires their removal, as set forth above, all alterations, improvements or additions which may be made on the Premises shall, at Landlord’s option, become the property of Landlord and remain upon and be surrendered with the Premises at the termination or expiration of the term; provided, however, that Tenant’s machinery, equipment and trade fixtures, other than any which may be affixed to the Premises so that they cannot be removed without material damage to the Premises, shall remain the property of Tenant and shall be removed by Tenant on or before such time.

9. Insurance and Indemnity.

a. Tenant’s Insurance. Tenant shall obtain and maintain during the terra of this Lease commercial general liability insurance with a combined single limit for personal injury and property damage in an amount not less than $2,000,000 each occurrence and $5,000,000 general aggregate, and employer’s liability and workers’ compensation insurance as required by law. Tenant’s commercial general liability insurance policy shall (i) include coverage for premises and operations liability, products and completed operations liability, broad form property damage, blanket contractual liability and personal and advertising liability; (ii) provide that the insurer has the duty to defend all insureds, and (iii) provide that defense costs do not deplete policy limits. Such insurance shall also be endorsed to provide that (1) it may not be canceled or altered in such a manner as adversely to affect the coverage afforded thereby without thirty (30) days’ prior written notice to Landlord, (2) Landlord and other entities designated by Landlord are named as additional insureds, (3) the insurer acknowledges acceptance of the mutual waiver of claims by Landlord and Tenant pursuant to paragraph (b) below, and (4) such insurance is primary with respect to Landlord and that any other insurance maintained by Landlord is excess and noncontributing with such insurance. If, in the opinion of Landlord’s insurance adviser, based on an increase in recovered liability claims generally or in amounts of insurance which tenants in similar premises are then being required to maintain, the specified amounts of coverage are no longer adequate, within thirty (30) days following Landlord’s request, such coverage shall be appropriately increased.

Tenant shall also obtain and maintain insurance (“Personal Property Insurance”) covering leasehold improvements paid for by Tenant and Tenant’s personal property and fixtures from time to time in, on, or at the Premises, in an amount not less than one hundred percent(100%) of the full replacement cost, without deduction for depreciation, providing protection against events protected under “All Risk Coverage,” as well as against sprinkler damage, vandalism, and malicious mischief. Any proceeds from the Personal Property Insurance shall be used for the repair or replacement of the property damaged or destroyed, unless this Lease is terminated under an applicable provision herein. If the Premises are not repaired or restored following damage or destruction in accordance with other provisions of this Lease, Tenant shall assign or pay to Landlord and Landlord shall receive any proceeds from the Personal Property Insurance allocable to Tenant’s leasehold improvements. Tenant shall obtain and maintain business interruption insurance in an amount not less than the greater of Tenant’s annual gross revenue or an amount adequate to provide for payment of Base Rent and other amounts due Landlord under this Lease during a one year interruption of Tenant’s business by fire or other casualty. Prior to the commencement of the term, Tenant shall deliver to Landlord copies of such policies or, at Landlord’s option, certificates thereof with endorsements, and at least thirty (30) days prior to the expiration of such policy or any renewal thereof, Tenant shall deliver to Landlord replacement or renewal binders, followed by copies of such policies or, at Landlord’s option, certificates within a reasonable time thereafter. If Tenant fails to obtain such insurance or to furnish Landlord any such duplicate policies or certificates as herein required, Landlord may, at its election, upon notice to Tenant but without any obligation so to do, procure and maintain such coverage and Tenant shall reimburse Landlord on demand as additional rent for any premium so paid by Landlord. Tenant shall have the right to provide all insurance coverage required herein to be provided by Tenant pursuant to blanket policies so long as such coverage is expressly afforded by such policies for the location which is the Premises. All insurance shall be written by carriers which are admitted in California and which have a rating by A.M. Best Insurance Service, or its successor, of at least “A/VIII” or equivalent.

b. Mutual Waiver. Landlord hereby waives all claims against Tenant, and Tenant’s partners, and its and their officers, directors, partners, members, employees, agents and representatives for loss or damage to the extent that such loss or damage is insured against under any valid and collectable insurance policy insuring Landlord or would have been insured against but for any deductible amount under any such policy, and Tenant waives all claims against Landlord including Landlord’s partners, and its and their officers, directors, partners, members, employees, agents and representatives (collectively, “Landlord’s Parties”) for loss or damage to the extent such loss or damage is insured against under any valid and collectable insurance policy insuring Tenant or required to be maintained by Tenant under this Lease, or would have been insured against but for any deductible amount under any such policy.

c. Tenant’s Waiver and Indemnity. As insurance is available to protect it, and as long as such waiver does not violate public policy, Tenant hereby waives all claims against Landlord and Landlord’s Parties for damage to any property or injury to or death of any person in, upon or about the Premises, the Building or the Project arising at any time and from any cause, and Tenant shall hold Landlord and Landlord’s Parties harmless from and defend Landlord and Landlord’s Parties against (i) all claims, liabilities, damages and expenses arising out of or related to damage to any property or injury to or death of any person arising in the Premises or from the use of the Premises by Tenant, except as to Landlord or any of Landlord’s Parties such as is caused by the sole negligence or willful misconduct of Landlord or that of Landlord’s Parties otherwise entitled to indemnification, or (ii) arising from the negligence or willful misconduct of Tenant, its employees, agents or contractors in, upon or about those portions of the Building other than the Premises or the Project. The foregoing indemnity obligation of Tenant shall include attorneys’ fees, investigation costs and all other costs and expenses incurred by Landlord or any of Landlord’s Parties from the first notice that any claim or demand is to be made or may be made. The provisions of this Paragraph 9 shall survive the expiration or termination of this Lease with respect to any damage, injury or death occurring prior to such time.

10. Damage or Destruction.

a. Insured Loss. If during the term the Premises are totally or partially destroyed, or any other portion of the Building is damaged in such a way that Tenant’s use of the Premises is materially interfered with, from a risk which is wholly covered by insurance proceeds made available to Landlord for such purpose, Landlord shall proceed with reasonable diligence to repair the damage or destruction and this Lease shall not be terminated; provided, however, that if in the opinion of Landlord’s architect or contractor the work of repair cannot be completed in ninety (90) days following commencement of such repair, Landlord may at its election terminate this Lease by notice given to Tenant within thirty (30) days following the event or such longer period as may reasonably be necessary to obtain information from its architect or contractor.

b. Uninsured Loss. If during the term the Premises are totally or partially destroyed, or any other portion of the Building is damaged in such a way that Tenant’s use of the Premises is materially interfered with, from a risk which is not wholly covered by insurance proceeds made available to Landlord for repair or reconstruction, Landlord may at its election by notice to Tenant given within thirty (30) days following the event or such longer period as may reasonably be necessary for Landlord to obtain information from its architect or contractor, either restore the Premises or terminate this Lease.

c. Abatement of Rent. In case of destruction or damage which materially interferes with Tenant’s use of the Premises, if this Lease is not terminated as above provided, Base Rent and Tenant’s obligations for payment of Operating Expenses and Property Taxes shall be abated during the period required for the work of repair based upon the degree of interference with Tenant’s use of the Premises. Except for abatement of rent, Tenant shall have no claim against Landlord for any loss suffered by Tenant due to damage or destruction of the Premises or any work of repair undertaken as herein provided. Tenant expressly waives the provisions of applicable law which would otherwise provide for termination of a hiring upon destruction of the thing hired, which are superseded by this Paragraph 10.

11. Eminent Domain. If all or any part of the Premises shall be taken as a result of the exercise of the power of eminent domain or sold by Landlord under threat thereof, this Lease shall terminate as to the part so taken as of the date of taking or sale and, in the case of a partial taking, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Premises by notice to the other within thirty (30) days after such date if the portion of the Premises taken shall be of such extent and nature as substantially to handicap, impede or impair Tenant’s use of the balance of the Premises for Tenant’s purposes. In the event of any taking or such sale, Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection therewith, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease or otherwise. In the event of a partial taking of the Premises which does not result in a termination of this Lease, the monthly rental thereafter to be paid shall be equitably reduced on a pro rata basis based upon relative area. To the extent permitted by applicable law, Tenant waives any benefit of California Code of Civil Procedure Sections 1265.130 and 1265.150, their successors and any other law that provides a tenant with any abatement or termination rights or the rights to receive any condemnation awards by virtue of the power of eminent domain, other than as described above.

12. Assignment and Subletting.

a. General Restriction. Tenant shall not assign this Lease or any interest herein or sublet the Premises or any part thereof, either directly or by operation of law, without the prior consent of Landlord, which consent shall not be unreasonably withheld. Tenant shall not hypothecate this Lease or any interest herein or permit the use of the Premises by any party other than Tenant without the prior consent of Landlord, which consent may be withheld by Landlord in its absolute discretion. Any of the foregoing acts without such consent shall be void and shall, at the option of Landlord, terminate this Lease. In connection with each consent requested by Tenant, Tenant shall submit to Landlord the terms of the proposed transaction, the identity of the parties to the transaction, the proposed documentation for the transaction, current financial statements of any proposed assignee or sublessee and all other information reasonably requested by Landlord concerning the proposed transaction and the parties involved therein. As a further condition to any consent of Landlord, the proposed assignee or sublessee shall agree in writing to perform for the benefit of Landlord all of the Tenant’s obligations under this Lease or, in the case of subletting, so much thereof as are allocable to any portion of the Premises proposed to be sublet Bases of Withholding Consent. Without limiting the other instances in which it may be reasonable for Landlord to withhold its consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold its consent in the following instances:

(1)	the proposed assignee or sublessee is a governmental agency,

(2)	in Landlord’s reasonable judgment, the use of the Premises would entail any alterations which would lessen the value of the leasehold improvements in the Premises, or would require increased services by Landlord;

(3)	in Landlord’s reasonable judgment, the financial worth of the proposed assignee or sublessee does not meet the credit standards applied by Landlord for other tenants under leases with comparable terms, or the character, reputation or business of the proposed assignee or sublessee is not consistent with the quality of the other tenancies in the Project;

(4)	in Landlord’s reasonable judgment, the proposed assignee or sublessee does not have a good reputation as a tenant of property;

(5)	Landlord has received from any prior lessor to the proposed assignee or subtenant a negative report concerning such prior lessor’s experience with the proposed assignee or subtenant;

(6)	Landlord has experienced previous defaults by or is in litigation with the proposed assignee or subtenant;

(7)	the use of the Premises by the proposed assignee or subtenant will violate any applicable law, ordinance or regulation;

(8)	the proposed assignee or subtenant is a person with whom Landlord is negotiating to lease space in the Project or is currently a tenant in the Project;

(9)	There is an event of Tenant default under this Lease, or there has been an event of Tenant default under this Lease on more than one occasion during the 12 months preceding the date that Tenant shall request consent; or

(10)	in the case of a subletting of less than the entire Premises, if the subletting would result in the division of the Premises into more than two subparcels or would require access to be provided through space leased or held for lease to another tenant or improvements to be made outside of the Premises.

c. Recapture. If at any time or from time to time during the term of this Lease Tenant desires to sublet all or any part of the Premises, Tenant shall give notice to Landlord setting forth the terms of the proposed subletting and the space so proposed to be sublet. Landlord shall have the option, exercisable by notice given to Tenant within thirty (30) days after Tenant’s notice is given, to terminate the Lease as to that portion of the Premises proposed to be sublet, effective as of the date of the proposed subletting. Landlord may enter into a lease with the proposed subtenant. If Tenant proposes to assign this Lease, Landlord may, by notice given within thirty (30) days of Tenant’s notice, elect to terminate this Lease as of the date of the proposed assignment. If Landlord so terminates this Lease, Landlord may, if it elects, enter into a new lease covering the Premises or a portion thereof with the intended assignee or subtenant on such terms as Landlord and such person may agree, or enter into a new lease covering the Premises or a portion thereof with any other person; in such event, Tenant shall not be entitled to any portion of the profit, if any, which Landlord may realize on account of such termination and reletting. Landlord’s exercise of its aforesaid option shall not be construed to impose any liability upon Landlord with respect to any real estate brokerage commission(s) or any other costs or expenses incurred by Tenant in connection with its proposed subletting or assignment. If Landlord does not exercise its options to terminate this Lease or sublet the Premises, Tenant shall be free to sublet such space to any third party on the same terms set forth in the notice given to Landlord, subject to obtaining Landlord’s prior consent as hereinabove provided.

d. Definitions. As used in this Paragraph 12, the term “assign” or “assignment” shall include, without limitation, any sale, transfer or other disposition of all or any portion of Tenant’s estate under this Lease, whether voluntary or involuntary, and whether by operation of law or otherwise including any of the following:

(1)	If Tenant is a corporation or a limited liability company: (A) any dissolution, merger, consolidation or other reorganization of Tenant, or (B) a sale of more than 50% of the value of the assets of Tenant, or (C) if Tenant is a corporation with fewer than 500 shareholders or a limited liability company, sale or other transfer of a controlling percentage of the capital stock or the managing members’ interests in Tenant, of (D) the transfer of a majority beneficial interest in Tenant. The phrase “controlling percentage” means the ownership of, and the right to vote, stock possessing at least fifty percent (50%) of the total combined voting power of all classes of Tenant’s stock issued, outstanding and permitted to vote for the election of directors, or at least fifty percent (50%) of the voting right of the managing members’ interests;

(2)	If Tenant is a trust, the transfer of more than fifty percent (50%) of the beneficial interest of Tenant, or the dissolution of the trust;

(3)	If Tenant is a partnership or joint venture, the withdrawal, or the transfer of the interest of any general partner or joint venturer or the dissolution of the partnership or joint venture; or

(4)	If Tenant is composed of tenants-in-common, the transfer of interest of any co-tenants, or the partition or dissolution of the co-tenancy.

e. Assignment or Subletting by Sublessee. No sublessee shall have a right further to sublet, and any assignment by a sublessee of its sublease shall be subject to Landlord’s prior consent in the same manner as if Tenant were entering into a new sublease.

f. Sharing of Assignment Consideration. In the case of an assignment, all sums or other economic consideration received by Tenant as compensation for such assignment shall be paid to Landlord after first deducting the cost of any real estate commissions incurred in connection with such assignment. In the event such consideration is received by Tenant in installments, the portion of each installment to be paid to Landlord shall be determined by subtracting from the installment an amount equal to the total amount of the foregoing permitted deductions divided by the total number of installments.

g. Sharing of Subletting Consideration. In the case of a subletting, all sums or economic consideration received by Tenant as a result of such subletting shall be paid to Landlord after first deducting (i) the rental due under this Lease, prorated to reflect only rental allocable to the sublet portion of the Premises, and (ii) the cost of any real estate commissions incurred in connection with such subletting, amortized over the term of the sublease.

h. Effect of Assignment or Subletting. Regardless of Landlord’s consent, no subletting or assignment shall release Tenant of Tenant’s obligations or alter the primary liability of Tenant to pay the rental and to perform all other obligations to be performed by Tenant under this Lease. The acceptance of rental by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. If there is an event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this Lease.

i. Reimbursement of Landlord’s Costs. If Tenant shall assign or sublet the Premises or request the consent of Landlord to any assignment or subletting or if Tenant shall request the consent of Landlord for any act that Tenant proposes to do, then Tenant shall pay Landlord’s reasonable attorneys’ fees incurred in connection therewith.

j. No Merger. The voluntary or other surrender of this Lease by Tenant, the mutual cancellation thereof or the termination of this Lease by Landlord as a result of an event of default by Tenant shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

13. Default by Tenant.

a. Any of the following events shall constitute events of default under this Lease:

(1)	Tenant’s failure to pay any Base Rent or other sum payable under this Lease when due;

(2)	the bankruptcy or insolvency of Tenant, any transfer by Tenant in fraud of creditors, assignment by Tenant for the benefit of creditors, or the commencement of any proceedings of any kind by or against Tenant under any provision of Title 11 of the United States Code, or its successor (the “Bankruptcy Code”) or under any other insolvency, bankruptcy or reorganization act unless, in the event any such proceedings are such proceedings are dismissed within 60 days thereafter, the appointment of a receiver for a substantial part of the assets of Tenant; or the levy upon this Lease or any estate of Tenant under this Lease by any attachment or execution;

(3)	the abandonment of the Premises; or

(4)	Tenant’s failure to perform any of the other terms, covenants, agreements or conditions contained herein (other than Tenant’s breach of Paragraph 12(a) or Paragraph 17 as to which no cure period shall apply) and, if the default is curable, the continuation of such default for a period of thirty (30) days after notice by Landlord or beyond the time reasonably necessary for cure if the default is of the nature to require more than thirty (30) days to remedy, but in any event, within sixty (60) days following Landlord’s notice, provided that if Tenant has defaulted in the performance of the same obligation more than one time in any twelve-month period and notice of such default has been given by Landlord in such instance, no cure period shall thereafter be applicable under this Lease.

b. Landlord’s Remedies. Upon the occurrence of any event of default by Tenant under this Lease, Landlord may, at its option and without any further notice or demand, in addition any other rights and remedies given under this Lease or by law, do any of the following:

(1)	Landlord shall have the right, so long as such event of default continues, to give notice of termination to Tenant, and on the date specified in such notice this Lease shall terminate.

(2)	In the event of any such termination of this Lease, Landlord may then or at any time thereafter, reenter the Premises and remove therefrom all persons and property and again repossess and enjoy the Premises, without prejudice to any other remedies that Landlord may have by reason of Tenant’s default or of such termination.

(3)	In the event of any such termination of this Lease, and in addition to any other rights and remedies Landlord may have, Landlord shall have all of the rights and remedies of a landlord provided by Section 1951.2 of the California Civil Code. The amount of damages which Landlord may recover in event of such termination shall include, without limitation, (i) the worth at the time of award (computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent) of the amount by which the unpaid Base Rent for balance of the term after the time of award exceeds the amount of rental loss that Tenant proves could be reasonably avoided, (ii) all legal expenses and other related costs incurred by Landlord following Tenant’s event of default, (iii) all costs incurred by Landlord in restoring the Premises to good order and condition, or in remodeling, renovating or otherwise preparing the Premises for reletting, and (iv) all costs (including, without limitation, any brokerage commissions) incurred by Landlord in reletting the Premises.

(4)	Landlord shall also have the remedy described in California Civil Code Section 1951.4 (lessor may continue the lease in effect after lessee’s breach and abandonment and recover Base Rent and additional rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations).

(5)	For the purpose of determining the unpaid Base Rent in the event of a termination of this Lease, or the Base Rent due under this Lease in the event of a reletting of the Premises, the monthly Base Rent reserved in this Lease shall be deemed to be the sum of the Base Rent due under Paragraph 3 above and the amounts last payable by Tenant pursuant to Paragraph 4 above and any “free rent” or Base Rent and additional rent waived or abated by Landlord as an inducement for Tenant to enter into this Lease.

(6)	Landlord’s acceptance of payment from Tenant of less than the amount of Base Rent then due shall not constitute a waiver of any rights of Landlord or Tenant including, without limitation, any right of Landlord to recover possession of the Premises.

(7)	After terminating this Lease, Landlord may remove any and all personal property located in the Premises and place such property in a public or private warehouse or elsewhere at the sole cost and expense of Tenant,

c. Continuation of the Lease in Effect. Even though Tenant has breached this Lease and abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover rental as it becomes due under this Lease. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver upon initiative of Landlord to protect Landlord’s interest under this Lease, shall not constitute a termination of Tenant’s right to possession.

d. Waiver of Reinstatement. Tenant hereby waives all rights under California Code of Civil Procedure Section 1179 and California Civil Code Section 3275 providing for relief from forfeiture, and any other right now or hereafter existing to redeem the Premises or reinstate this Lease after termination pursuant to this Paragraph 13 or by order or judgment of any court or by any legal process.

e. Waiver of Jury Trial. Landlord and Tenant shall not seek jury trial and hereby waive trial by jury and any objection to venue in the county in which the Building is located and consents to personal jurisdiction of the courts of the state in which the Building is located in any action, proceeding or counterclaim brought by either of the parties hereby against the other on any matters not relating to personal injury or property damage but otherwise arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, or any claim or injury or damage, of he enforcement of any remedy under any stature, whether any of the foregoing is based upon this Lease or law.

f. Non-Exclusive Remedies. The remedies provided for in this Lease are in addition to any other remedies available to Landlord at law or in equity, by statute or otherwise.

14. Landlord’s Right to Cure Default. If Tenant shall fail to pay any sum of money, other than rental, required to be paid by it under this Lease or shall fail to perform any other act on its part to be performed under this Lease and such failure shall continue for thirty (30) days after notice thereof by Landlord, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant’s part to be made or performed as in this Lease provided. All sums so paid by Landlord and all necessary incidental costs shall be deemed additional rent under this Lease and shall be payable to Landlord on demand, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of rental.

15. Default by Landlord. Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord under this Lease within a reasonable time, but in no event later than thirty (30) days after notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such 30 day period and thereafter diligently prosecutes the same to completion.

16. Security Deposit. On execution of this Lease Tenant shall deliver to Landlord the sum specified in the Basic Lease Information (the “Deposit”). The Deposit shall be held by Landlord as security for the performance by Tenant of all of the provisions of this Lease. Following an event of default by Tenant under this Lease, Landlord may use, apply or retain all or any portion of the Deposit for the payment of any rent or other charge in default, or the payment of any other sum to which Landlord may become obligated by Tenant’s default, or to compensate Landlord for any expense, loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the Deposit, then within ten (10) days after demand therefor Tenant shall deposit cash with Landlord in an amount sufficient to restore the Deposit to the full amount thereof, and Tenant’s failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the Deposit separate from its general accounts. If Tenant performs all of Tenant’s obligations under this Lease, the Deposit, or so much thereof as has not theretofore been applied by Landlord, shall be returned, without payment of interest for its use, to Tenant (or, at Landlord’s option, to the last assignee, if any, of Tenant’s interest under this Lease) at the expiration of the term hereof, and after Tenant has vacated the Premises. No trust relationship is created herein between Landlord and Tenant with respect to the Deposit. Tenant waives the provisions of California Civil Code Section 1950.7, and all other present and future laws which restrict the amount or types of claim that a landlord may make upon a security deposit or imposes upon a landlord or a successor any obligation with respect to the handling or return of security deposits.

17. Estoppel Certificate.

a. Tenant’s Estoppel Certificate. Tenant shall at any time within ten (10) days following request from Landlord execute, acknowledge and deliver to Landlord a statement certifying (i) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), (ii) the date to which the rent, the Deposit, and other sums payable under this Lease have been paid, (iii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord under this Lease, or specifying such defaults, if any, which are claimed, and (iv) such other matters as may reasonably be requested by Landlord, Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Building.

b. Reliance and Failure to Deliver. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Building. Tenant’s failure to deliver such statement within such time shall be deemed Tenant’s confirmation that: (i) this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) there are no uncured defaults in Landlord’s performance, and (iii) not more than one month’s Base Rent has been paid in advance.

c. Tenant’s Financial Statements. Tenant shall deliver to Landlord within ten (10) days following Landlord’s request, complete and accurate financial statements of Tenant covering a period ending not more than 120 days prior to Landlord’s request. Such statements shall be prepared in accordance with generally accepted accounting principles, to the extent applicable to Tenant’s business, consistently applied, and shall be certified as accurate and complete by an independent certified public accountant. All such financial statements shall be received by Landlord in confidence and may only be disclosed by Landlord to its current and/or prospective lenders and/or purchasers who shall also be instructed to maintain such information in confidence.

18. Relocation. Landlord shall have the right to relocate the Premises to other space in the Building designated by Landlord, provided that such other space is of equal or larger size than the Premises and the Base Rent shall be at the same per square foot rate in effect under this Lease at the time of relocation with the same increases, if any, for the remainder of the initial Term (the per square foot rate is determined by dividing the annual amount(s) of Base Rent then in effect or to be in effect, as set forth in Paragraph 3(a) by the rentable square footage of the existing Premises). Landlord shall pay all reasonable out-of-pocket expenses of any such relocation, including the expenses of moving and reconstruction of all Tenant furnished and Landlord furnished improvements. In the event of such relocation, this Lease shall continue in full force and effect without any change in the terms or other conditions, but with the new location substituted for the old location as described in a new Exhibit A under an amendment of this Lease.

19. Subordination, Amendment for Lender.

a. Subordination. This Lease, at Landlord’s option, shall be subordinate to any ground lease, first mortgage, first deed of trust, or any other hypothecation for security now or hereafter placed upon the Building and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Tenant’s right to quiet possession of the Premises shall not be disturbed if Tenant has not committed any events of default and so long as there shall not be an event of default of Tenant, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, deed of trust beneficiary, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease is dated prior to or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof. If any mortgage or deed of trust to which this Lease is subordinate is foreclosed or a deed in lieu of foreclosure is given to the mortgagee or beneficiary, Tenant shall attorn to the purchaser at the foreclosure sale or to the grantee under the deed in lieu of foreclosure; if any ground lease to which this Lease is subordinate is terminated, Tenant shall attorn to the ground lessor. Promptly following the request of any such purchaser, grantee, or ground lessor, Tenant shall execute and deliver a new lease, in the form of this Lease, with such requesting party as the Landlord. Within ten (10) days following Landlord’s request or the request of any such mortgagee, beneficiary or ground lessor, Tenant shall execute any documents required to effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be, or to evidence such attornment.

b. Landlord Defaults. Tenant shall give any holder of a first mortgage or deed of trust placed upon the Building (“Holder”), in compliance with the notice provisions of this Lease, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and leases or otherwise) of the address of such Holder. If Landlord shall have failed to cure such default within thirty (30) or such longer period of time as Landlord shall have the right to cure the default under the Lease, Holder shall have the right, but not the duty, to cure such default within an additional thirty (30) day period or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default, including the time necessary to foreclose or otherwise terminate its first mortgage or deed of trust if necessary to effectuate such cure.

c. Modification for Lender. Within ten (10) days of Landlord’s request therefor, Tenant shall execute and deliver such amendments of this Lease as shall have been required by Landlord’s lender in connection with the making of a loan to be secured by the Property, provided such amendment does not increase the obligations of Tenant under this Lease or materially and adversely affect Tenant’s leasehold interest.

20. Attorneys’ Fees. If either party commences an action or proceeding against the other party arising out of or in connection with this Lease, or institutes any proceeding in a bankruptcy or similar court which has jurisdiction over the other party or any or all of its property or assets, the prevailing party in such action or proceeding and in any appeal in connection therewith shall be entitled to have and recover from the unsuccessful party reasonable attorneys’ fees, court costs, expenses and other costs of investigation and preparation. If such prevailing party recovers a judgment in any such action, proceeding, or appeal, such attorneys’ fees, court costs and expenses shall be included in and as a part of such judgment. In addition to the foregoing, Tenant shall pay Landlord within thirty (30) days following its demand all fees, expenses and damages, including, without limitation, attorneys’ fees and paralegal and other professional fees and expenses, including expert witness or appraisal fees and expenses, that Landlord incurs in connection with protecting its interests in any bankruptcy or insolvency proceeding involving Tenant including, without limitation, any proceeding under the Bankruptcy Code, by exercising and advocating rights under Section 365 of the Bankruptcy Code, by proposing a plan of reorganization and objecting to competing plans; and by filing motions for relief from stay.

21. Notices. All notices, consents, demands and other communications from one party to the other given pursuant to the terms of this Lease shall be in writing and shall be deemed to have been fully given when deposited in the United States mail, certified or registered, postage prepaid, or delivered to a generally recognized overnight courier service, charges prepaid, and addressed as follows: to Tenant at the address specified in the Basic Lease Information or to such other place as Tenant may from time to time designate in a notice to Landlord; to Landlord at the address specified in the Basic Lease Information, or to such other place and with such other copies as Landlord may from time to time designate in a notice to Tenant; or, in the case of Tenant, delivered to Tenant at the Premises. In addition, such communications shall be deemed given when transmitted to a party by electronic facsimile, with confirmation of receipt, to the telephone number specified in the Basic Lease Information, as it may be changed by notice.

22. General Provisions.

a. Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of California.

b. Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

c. Prior Agreements. This Lease contains all agreements of the parties with respect to any matter mentioned herein and supersedes any verbal and any prior written understanding, conditions, representations, agreements or covenants, and may be modified in writing only, signed by the parties.

d. No Waiver. No waiver by Landlord of any provision hereof shall be deemed a waiver of any other provision or of any subsequent breach by Tenant of the same or any other provision. Landlord’s consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act by Tenant. The acceptance of Base Rent, additional rent or any partial payment under this Lease by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular Base Rent or additional rent accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such payment.

e. Holding Over. If Tenant remains in possession of the Premises or any part thereof after the expiration of the term, such occupancy shall be a tenancy from month to month at a rental in the amount of two hundred percent (200%) of the last month’s Base Rent and Tenant’s monthly obligation regarding Operating Expenses and Property Taxes during the term plus all other charges payable under this Lease, and upon all of the other terms of this Lease. Tenant shall also defend and indemnify Landlord from all loss, liabilities, damages and costs, including consequential damages and attorneys’ fees, incurred by Landlord and resulting from Tenant’s failure to surrender possession of the Premises to Landlord when and as required under this Lease. The provisions of this paragraph shall survive the expiration or earlier termination of this Lease.

f. Successors and Assigns. Subject to the provisions of this Lease restricting assignment or subletting by Tenant, this Lease shall bind the parties, their personal representatives, successors and assigns.

g. Landlord’s Entry. Landlord and Landlord’s agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting the same, showing the same to prospective purchasers or lenders, and making such alterations, repairs, improvements or additions to the Premises or to the Building as Landlord may deem necessary or desirable. Landlord may at any time during the last one hundred twenty (120) days of the term place on or about the Premises any ordinary “For Lease” sign.

h. Authority. If Tenant is a. corporation, limited liability company or other entity, each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of the entity and that this Lease is binding upon the entity in accordance with its terms.

i. Landlord Liable. The term “Landlord” as used in this Lease means the then owner of the Building and in the event of a sale of the Building the selling owner shall be automatically relieved of all obligations of Landlord under this Lease, except for acts or omissions of Landlord theretofore occurring.

j. Brokers. Tenant warrants that it has had no dealings with any real estate broker or agent other than the Broker(s) identified in the Basic Lease Information in connection with the Premises or this Lease. Tenant shall indemnify Landlord and hold it harmless from and against all claims, demands, costs or liabilities (including, without limitation, attorneys’ fees) asserted by any party other than such Broker(s) based upon dealings of that party with Tenant in connection with the Premises or this Lease.

k. Non-Discrimination. Tenant covenants for itself, its heirs, executors, personal representatives, administrators, and assigns, and all persons claiming under or through Tenant, and this Lease is made and accepted upon it subject to the condition that there shall be no discrimination against or segregation of any person or group of persons, on account of race, color, creed, religion, sex, sexual orientation, marital status, national origin, or ancestry in the leasing, subleasing, transferring, use, occupancy, tenure, or enjoyment of the premises herein leased nor shall the Tenant itself, or any person claiming under or through it, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use, or occupancy of tenants, subtenants, or vendees in the Premises.

1. Confidentiality. Subject to obligations, if any, under applicable Laws to disclose information to third parties, the terms of this Lease and any other confidential or financial nonpublic information that is disclosed in connection with the negotiation and performance of this Lease shall be confidential and constitute proprietary information of

Landlord and Tenant. Neither party, nor its respective owners, shareholders, partners, officers, directors, employees, agents or attorneys, shall disclose the terms and conditions of this Lease to any other person without the prior written consent of the other party hereto, except that (i) Landlord may disclose the terms hereof to its appraisers, consultants, insurers, and lenders, and (ii) either party may disclose the terms hereof to its shareholders, partners, officers, directors, employees, attorneys, independent accountants, to persons who would receive the party’s financial statements in the ordinary course of business, to any prospective transferee of all or any portion of its interests under this Lease, to any lender or prospective lender of such prospective transferee, to any governmental entity, agency or person to whom disclosure is required by applicable law or ordered by a court of competent jurisdiction, and in connection with any action brought to enforce the terms of this Lease. Any party disclosing any material information about this Lease shall require the recipient of the information to keep it confidential. Any failure to keep the information confidential as required by this provision may be equitably enforced by Landlord or Tenant, as the case may be, and any such equitable remedies shall be the sole remedies available to the aggrieved party.

23. Exhibits. The exhibits, if any, specified in the Basic Lease Information are attached to this Lease and by this reference made a part hereof.

IN WITNESS WHEREOF, the parties have executed this Lease on the respective dates indicated below.

TENANT:		LANDLORD:

INFORMED DECISIONS CORPORATION, a California corporation		ALAMEDA REAL ESTATE INVESTMENTS, a California limited partnership

		By:	Vintage Alameda Investments, LP,
By:			a California limited partnership,
operating general partner
Name:	NANCY S. BANKER
			By:	Vintage Properties-Alameda Commercial,
Title:	COO			a California corporation,
managing general partner
By:

Name:	DAN G PETERSON			By:
JOSEPH R. SEIGER
Title:	PRESIDENT/CEO				PRESIDENT

Date:	12/10/04			Date:	12 - 14 - 04

MARINA VILLAGE

EXHIBIT A

OUTLINE OF THE PREMISES

A-1

MARINA VILLAGE

EXHIBIT B-1

INITIAL IMPROVEMENT OF THE PREMISES

1.	Tenant Improvements. Landlord, through its general contractor, shall install and perform tenant improvements within the Premises consisting of (i) relocation and/or addition of recessed fluorescent lighting, (ii) drywall partitioning with glass side lights, (iii) building standard electrical outlets and telephone data outlets in reasonable quantities for new drywall construction, (iv) painting of all drywall surfaces with two coats of paint, (v) new building standard carpet and (vi) special finishes for Office 106 (collectively, the “Tenant Improvements”). Landlord shall perform the Tenant Improvements substantially in accordance with the plans and specifications listed on Exhibit B-2 attached hereto and incorporated herein. The quantities, character and manner of installation of all of the Tenant Improvements shall be subject to the limitations imposed by any applicable governmental regulations.

2.	Allocation of Cost. Subject to Section 4 below, Landlord shall bear the cost of the Tenant Improvements, which shall include the cost of permits, architectural and engineering services related to the Tenant Improvements. Tenant shall bear the cost of any additional improvements, permits and services in excess of the cost of the Tenant Improvements.

3.	Payment of Tenant’s Cost. Tenant shall pay to Landlord any amounts due under the terms of this Exhibit B-1 within ten (10) business days after billing by Landlord. If Tenant does not make timely payment to Landlord, Landlord may, but shall not be obligated to, advance Landlord’s funds to pay any costs to be paid by Tenant. Any funds so advanced shall be payable to Landlord upon demand as additional rent and shall bear interest as provided in Paragraph 3(d) of the Lease.

4.	Changes. Tenant shall bear the cost of any changes in the Tenant Improvements requested by Tenant after final approval by Tenant of the plans and specifications listed on Exhibit B-2, together with a fee for Landlord’s construction administration in an amount not to exceed 15% of the cost of such changes. In the event Landlord or its general contractor is instructed to proceed with such changes without approval of such increases by Tenant, the amount thereof shall be as determined by Landlord upon completion of the Tenant Improvements, subject only to Landlord’s furnishing to Tenant appropriate back-up information from Landlord’s general contractor concerning increased costs and construction delays.

5.	Tenant Vendors.

a. Any items or work beyond the scope of normal construction trades for which Tenant contracts separately (hereinafter “Tenant Vendor’s Work”), shall be subject to Landlord’s policies and schedules and shall be conducted in such a way as not to hinder,

B-1-1

cause any disharmony with or delay work of improvements in the Building. To this end, Tenant shall conform with a schedule determined by Landlord’s contractor and no work shall be done by Tenant which would cause Landlord’s contractor to be dependent upon such work for completion of Landlord’s contractor’s work if necessary in order to avoid interference with Landlord’s contractor’s work, all of Tenant Vendor’s Work shall be done with labor in accordance with the Northern California Master Labor Agreement. In no event shall work involving the sprinkler, plumbing, mechanical, electrical power, lighting or fire safety systems of the Building be performed by other than Landlord’s approved subcontractors and all telecommunications and other special electrical equipment shall be installed under the supervision of Landlord’s electrical subcontractor.

b. Not less than five (5) days prior to the date Tenant desires to commence Tenant Vendor’s Work, it shall give a written request to Landlord setting forth or accompanied by all of the following:

1.	A description and schedule for the work to be performed;

2.	The names and addresses of all contractors, subcontractors and material suppliers who will perform the Tenant Vendor’s Work:

3.	The approximate number of individuals, itemized by trade, who will be present in the premises;

4.	Copies of all plans and specifications pertaining to that portion of the Tenant Vendor’s Work;

5.	Copies of all licenses and permits which may be required in connection with the performance of Tenant Vendor’s Work;

6.	Certificates of insurance indicating compliance with the insurance requirements set forth in the Lease;

7.	Performance and labor materials bonds in an amount not less than Landlord’s reasonable estimate of the total cost of such Tenant Vendor’s Work; and, at Landlord’s request, evidence of the availability of funds sufficient to pay for all such Tenant Vendor’s Work.

All of the foregoing shall be subject to Landlord’s approval, which approval shall not unreasonably be withheld.

c. Tenant shall be responsible for any expenses incurred by Landlord due to inadequate cleanup by those performing Tenant Vendor’s Work.

d. If, in Landlord’s opinion, any supplier, contractor or workman performing Tenant Vendor’s Work hinders or delays, directly or indirectly, any other work of improvement in the Building or performs any work which may or does impair the quality, integrity or

B-1-2

performance of any portion of the Building, Landlord shall give notice to Tenant and immediately thereafter, Tenant shall cause such supplier, contractor or workman immediately to remove all of its tools, equipment and materials and to cease working in the Building. As additional rent under the Lease, Tenant shall reimburse Landlord for the cost of any repairs or corrections of the Premises or of any portion of the Building or the cost of any delays caused by or resulting from the actions or omissions of anyone performing Tenant Vendor’s Work.

6.	Substantial Completion. For the purposes of the Lease and this Exhibit B-1, “substantial completion” of the Tenant Improvements shall mean the date when the relevant work has been constructed, installed and completed in accordance with the architectural plans and specifications therefor to the extent that only minor or punch list items remain to be performed which do not interfere with the practical and effective use of the work involved.

IN WITNESS WHEREOF, the parties have executed this Exhibit B-1 on the respective dates they executed the Lease.

TENANT:		LANDLORD:

INFORMED DECISIONS CORPORATION, a California corporation		ALAMEDA REAL ESTATE INVESTMENTS, a California limited partnership

		By:	Vintage Alameda Investments, LP,
By:			a California limited partnership,
operating general partner
Name:	NANCY S. BANKER
			By:	Vintage Properties-Alameda Commercial,
Title:	COO			a California corporation,
managing general partner
By:

Name:	DAN G PETERSON			By:
JOSEPH R. SEIGER
Title:	PRESIDENT/CEO			PRESIDENT

B-1-3

MARINA VILLAGE

EXHIBIT B-2

LIST OF PLANS AND SPECIFICATIONS

INFORMED DECISIONS CORPORATION

1301 Marina Village Parkway, Suite 100

Drawings: A0.0, A0.1, A0.2, A0.3, A1.1, A2.1, A3.1 and A4.1 all dated November 24, 2004

B-2-1

MARINA VILLAGE

EXHIBIT C

VERIFICATION MEMORANDUM

Re: Full Service Office Lease dated             , 2004 between ALAMEDA REAL ESTATE INVESTMENTS, a California limited partnership (“Landlord”), and INFORMED DECISIONS CORPORATION, a California corporation (“Tenant”), for Premises known as 1301 Marina Village Parkway, Suite 100, Alameda, California. Tenant hereby verifies that the dates and amounts stated below are correct and further acknowledges and accepts possession of the Premises.

Area:	rentable square feet

Commencement Date:

Expiration Date:	(excluding any options)

Option(s) to Extend:

Initial Base Rent:

TENANT:	LANDLORD:

INFORMED DECISIONS CORPORATION, a California corporation	ALAMEDA REAL ESTATE INVESTMENTS, a California limited partnership

	By:	Vintage Alameda Investments, LP,
By:		a California limited partnership,
Name:		operating general partner
Title:
		By:	Vintage Properties-Alameda Commercial,
a California corporation,
managing general partner
By:
Name:
Title:			By:
JOSEPH R. SEIGER
PRESIDENT

C-1

MARINA VILLAGE

ADDENDUM

TO

FULL SERVICE OFFICE LEASE

THIS ADDENDUM shall constitute part of that certain Marina Village Full Service Office Lease by and between ALAMEDA REAL ESTATE INVESTMENTS, a California limited partnership (“Landlord”), and INFORMED DECISIONS CORPORATION, a California corporation. (“Tenant”), and the terms hereof shall for all purposes be considered part of the Lease and supersede any provisions of the Lease to the contrary.

1.	Amendment of Paragraph 3.

(a) Paragraph 3.b. of the Lease is hereby deleted in its entirety.

(b) Paragraph 3.d. of the Lease is hereby amended to read as follows:

“d. Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of Base Rent and other amounts due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any loan secured by the Building. Accordingly, if any installment of Base Rent or any other sums due from Tenant shall not be received by Landlord on the date due, Tenant shall pay to Landlord a late charge equal to six percent (6%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s event of default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted under this Lease. Notwithstanding the foregoing, for Tenant’s first failure, in any twelve (12) month period during the term of this Lease, to pay when due any amount payable to Landlord herein, such late charge shall not accrue until the fifth (5th) day after the date Landlord gives notice to Tenant of such overdue amount.”

(c) The last sentence of Paragraph 3.f. of the Lease is hereby deleted in its entirety.

2.	Amendment of Paragraph 4.

(a) Paragraph 4.b. of the Lease is hereby amended to read as follows:

“b. Definitions. For the purposes hereof, “Property Taxes” shall mean all real property taxes and assessments or governmentally imposed fees or charges (and any tax, assessment or fee levied wholly or partly in lieu thereof) levied, assessed, confirmed, imposed or which have become a lien against the Building (which for the purposes of defining “Property Taxes” shall include the land underlying the Building). Property Taxes shall not include assessments imposed under Marina Village Assessment District

ADD-1

89-1. If the Building is not separately assessed for tax purposes, then the Property Taxes to be paid by Tenant shall be Tenant’s percentage share of the product obtained by multiplying the total of the real property taxes and assessments levied against the tax parcel of which the Building is a part by a fraction, the numerator of which is the rentable area of the Building and the denominator of which is total rentable area of all improvements located within the tax parcel of which the Building is a part. “Operating Expenses” shall mean all expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership and operation of the Building and the Project as allocated to the Building, including, without limitation: (i) all license, permit, and inspection fees; (ii) premiums for insurance; (iii) wages, salaries and related expenses and benefits of all on-site and off-site employees engaged in operation, maintenance and security; (iv) all supplies, materials, and equipment rental; (v) all maintenance, repair, replacement, janitorial, security, and service costs; (vi) management fees or a management cost recovery equal to a market rate management fee; (vii) management office rent or rental equivalent; (viii) professional services fees; (ix) costs incurred which are intended to decrease other Operating Expenses; (x) amortization across the useful life of the cost of capital improvements that conform to changes in the building code or are otherwise required by law, intended for the improvement of the health and safety of tenants or intended to reduce Operating Expenses (together with interest thereon at the rate paid by Landlord or which would have been paid if Landlord had borrowed such funds); (xi) all charges for heat, water, gas, electricity and other utilities used or consumed in the Building and surrounding areas; and (xii) all other operating, management, and other expenses incurred by Landlord in connection with the ownership and operation of the Building including expenses in the nature of other Operating Expenses which are payable with respect to the Building under any reciprocal easement or common area maintenance agreements or declaration or by any owners’ associations affecting the Building. Landlord shall not collect in excess of 100% of all of Landlord’s Operating Expenses and Landlord shall not recover, through Operating Expenses, any item of cost more than once. Operating Expenses shall not include the cost of repairs or restoration occasioned by a casualty to the extent covered by insurance proceeds made available to Landlord, taxes on Landlord’s income from all sources, expenses incurred in leasing to or procuring of tenants, leasing commissions, legal fees related to other tenants’ leases, advertising expenses, expenses for the renovating of space for new tenants, utilities requested and separately paid for by other tenants, debt service payments by Landlord except as allowed above, capital improvements except as allowed above, nor any depreciation allowance or expense. Landlord may determine some items of Operating Expenses and Property Taxes on a cash basis and other items on an accrual basis so long as such determination is consistently applied to the same item during all accounting periods. “Base Property Taxes” shall mean those Property Taxes payable during the Base Year and “Base Operating Expenses” shall mean Operating Expenses incurred by Landlord during the Base Year. Operating Expenses for both the Base Year and each subsequent calendar year shall be adjusted to equal Landlord’s reasonable estimate of Operating Expenses had the total rentable area of the Building been 95% occupied.”

ADD-2

(a)	A new Paragraph 4.d. of the Lease is hereby added as follows:

“d. Tenant Right to Audit. Tenant shall be entitled to audit Landlord’s records relating to Operating Expenses for a given year in the manner and subject to the terms and conditions set forth below by notice given within six (6) months following Landlord’s delivery of the statement described in Paragraph 4.c. above. Any audit shall be conducted in accordance with generally accepted rules of auditing practice, not more frequently than once per year, at the regular accounting office of Landlord in Alameda, California. Tenant shall give Landlord not less than sixty (60) days’ prior notice of any audit, and Landlord may defer the audit for up to thirty (30) days while Landlord is closing its books, is preparing financial statements or tax returns, or for other reasons is anticipating unusual demands on its accounting office and personnel. Subject to the terms of this Paragraph, Landlord shall make available for inspection all Landlord’s records that are necessary for the auditor to perform the audit. Any such audit shall cover only the calendar year most recently concluded prior to the date that Tenant gives notice of the audit. Upon completion of the audit, if Tenant claims Tenant’s Percentage Share of Property Taxes and Operating Expenses is less than that charged by Landlord, Tenant shall forward to Landlord a copy of the audit report and all accompanying data and workpapers available to Tenant relating thereto. Any audit by Tenant shall be made upon and subject to the following terms and conditions:

(1)	The audit shall be performed by a firm or individual having no previously existing business relationship with Tenant (although such firm or individual shall not be disqualified hereunder if the firm or individual has conducted prior audits for Tenant in connection with this Lease) and experienced in auditing real property operating expense records, and in no event shall the auditor or any other person directly or indirectly involved in the audit (collectively with the auditor, an “Auditor-Related Person”) be compensated pursuant to a commission or other arrangement pursuant to which the nature or extent of fees or other compensation is dependent upon the results of the audit;

(2)	In no event shall any Auditor-Related Person solicit or otherwise communicate to any other tenant or occupant of the Building in any manner which discloses that Tenant has a right to audit the records of Landlord, or that Tenant or the Auditor-Related Person is planning to or has audited Landlord’s records;

(3)	Tenant and its auditor shall not be entitled to review Landlord’s financial statements or tax returns or any leases, operating agreements, reciprocal easement agreements or other agreements with tenants or occupants of the Building that are not otherwise a matter of public record;

(4)

Tenant and each Auditor-Related Person shall keep confidential the existence and nature of the audit provisions of this Lease and shall not disclose that any audit hereunder is to be or has been conducted or the results thereof, except to its professional advisors in connection with a sale or financing; to the extent that disclosure in confidence to its accountants is necessary in connection with the performance of an audit; as may be required by law after giving Landlord notice and an opportunity to evaluate

ADD-3

the disclosure and challenges the same if desired; or in connection with Tenant’s pursuit of its rights and remedies in connection with this Lease; and

(5)	At Landlord’s request, prior to commencement of the audit, Tenant and each Auditor-Related Person shall sign and deliver to Landlord written assurances of compliance with the matters set forth in clauses (1) through (4) above, inclusive.

If Tenant establishes that Landlord’s computation of Tenant’s Percentage Share of Expenses for the previous year exceeds the actual amount of Tenant’s Percentage Share of Expenses for such year by more than five percent (5%) of such actual amount, then Landlord shall reimburse Tenant for Tenant’s reasonable expenses incurred in connection with such audit. Within thirty (30) days following delivery to Landlord of the written report of such audit, Landlord shall, at Tenant’s election, either credit the Base Rent next due or refund to Tenant all overpaid amounts, with interest, together with reimbursement of Tenant’s reasonable out-of-pocket expenses, as appropriate.”

3.	Amendment of Paragraph 7.

(a) Paragraph 7.a. of the Lease is hereby amended to read as follows:

“a. Landlord’s Services. Subject to restrictions imposed under applicable law and the availability of service from serving utilities, Landlord shall furnish the Premises with (I) electricity for lighting and the operation of normal desk-top office machines, (2) heat and air conditioning to the extent reasonably required for the reasonably comfortable occupancy by Tenant in its use of the Premises during the period from 8 a.m. to 6 p.m. on weekdays (except holidays) (“Normal Office Hours”), or such shorter period as may be prescribed by any applicable policies or regulations adopted by any utility or governmental agency, (3) lighting replacement (for building standard lights), (4) restroom supplies, (5) window washing with reasonable frequency and (6) daily janitor service during the times and in the manner that such services are customarily furnished in comparable office buildings in the area. Landlord shall provide the foregoing services identified as items (1) and (2) during periods other than Normal Office Hours, provided Tenant shall pay Landlord each month at the same time and in the same manner as monthly Base Rent, as additional rent Landlord’s cost recovery charge for costs incurred in providing such utilities to the Premises during such periods requested by Tenant. As of the date of this Lease, Landlord’s cost recovery charge is estimated to be $25.00 per hour of service; such charge may be adjusted by Landlord upon Landlord’s calculation of costs incurred. Tenant shall be responsible for providing and paying for all utilities and services to the Premises other than those herein agreed to be provided by Landlord.”

(a) Paragraph 7.b. of the Lease is hereby amended to read as follows:

“b. No Landlord Liability. Landlord shall not be in default under this Lease or be liable to Tenant or those claiming through it for any damages direct, consequential or otherwise, resulting nor shall there be any abatement of amounts payable by Tenant under this Lease, by reason of any interruption or curtailment whatsoever in utility services;

ADD-4

provided, however, in the event an interruption in utility services is directly caused by the negligence of Landlord and exists for a continuous period of seventy-two (72) hours or more, then Tenant shall be entitled to an abatement of rent equal to fifty percent (50%) of the Base Rent and other charges due under this Lease for such period of delay only or if such interruption in utility services is directly caused by the negligence of Landlord and exists for a continuous period of five (5) days or more, then Tenant shall be entitled to one hundred percent (100%) abatement of Base Rent and other charges due under this Lease for such period of delay continuing after the fifth (5th) day.”

4.	Amendment of Paragraph 8.

(a) The first sentence of Paragraph 8.a, of the Lease is hereby amended to read as follows:

“a. Landlord’s Obligation/Tenant’s Waiver. Subject to the provisions of Paragraph 10 below, and except for damages caused by Tenant, its agents or invitees, Landlord shall keep in good condition and repair the foundations, exterior walls and roof of the Building, all common areas within the Building not leased to tenants and all plumbing and electrical fixtures and outlets within the Premises.”

(b) The first sentence of Paragraph 8.b. of the Lease is hereby amended to read as follows:

“b. Tenant’s Obligations. Tenant shall, at Tenant’s expense, maintain the interior portion of the Premises including, but not limited to, all computer and telecommunications wiring and outlets, and any interior glass in good condition and repair.”

5.	Amendment of Paragraph 9.

(a) Paragraph 9.a. of the Lease is hereby amended to read as follows:

“a. Tenant’s Insurance. Tenant shall obtain and maintain during the term of this Lease commercial general liability insurance with a combined single limit for personal injury and property damage in an amount not less than $2,000,000 each occurrence and $4,000,000 general aggregate, and employer’s liability and workers’ compensation insurance as required by law. Tenant’s commercial general liability insurance policy shall (i) include coverage for premises and operations liability, products and completed operations liability, broad form property damage, blanket contractual liability and personal and advertising liability; (ii) provide that the insurer has the duty to defend all insureds, and (iii) provide that defense costs do not deplete policy limits. Such insurance shall also be endorsed to provide that (1) it may not be canceled or altered in such a manner as adversely to affect the coverage afforded thereby without thirty (30) days’ prior written notice to Landlord, (2) Landlord and other entities designated by Landlord are named as additional insureds, (3) the insurer acknowledges acceptance of the mutual waiver of claims by Landlord and Tenant pursuant to paragraph (b) below, and (4) such insurance is primary with respect to Landlord and that any other insurance maintained by Landlord is excess and noncontributing with such insurance. If, in the opinion of

ADD-5

Landlord’s insurance adviser, based on an increase in recovered liability claims generally or in amounts of insurance which tenants in similar premises are then being required to maintain, the specified amounts of coverage are no longer adequate, within thirty (30) days following Landlord’s request, such coverage shall be appropriately increased. Tenant shall also obtain and maintain insurance (“Personal Property Insurance”) covering leasehold improvements paid for by Tenant and Tenant’s personal property and fixtures from time to time in, on, or at the Premises, in an amount not less than one hundred percent (100%) of the full replacement cost, without deduction for depreciation, providing protection against events protected under “All Risk Coverage,” as well as against sprinkler damage, vandalism, and malicious mischief. Any proceeds from the Personal Property Insurance shall be used for the repair or replacement of the property damaged or destroyed, unless this Lease is terminated under an applicable provision herein. If the Premises are not repaired or restored following damage or destruction in accordance with other provisions of this Lease, Tenant shall assign or pay to Landlord and Landlord shall receive any proceeds from the Personal Property Insurance allocable to Tenant’s leasehold improvements. Tenant shall obtain and maintain business interruption insurance in an amount not less than the greater of Tenant’s annual gross revenue or an amount adequate to provide for payment of Base Rent and other amounts due Landlord under this Lease during a one year interruption of Tenant’s business by fire or other casualty. Prior to the commencement of the term, Tenant shall deliver to Landlord copies of such policies or, at Landlord’s option, certificates thereof with endorsements, and at least thirty (30) days prior to the expiration of such policy or any renewal thereof, Tenant shall deliver to Landlord replacement or renewal binders, followed by copies of such policies or, at Landlord’s option, certificates within a reasonable time thereafter. If Tenant fails to obtain such insurance or to furnish Landlord any such duplicate policies or certificates as herein required, Landlord may, at its election, upon notice to Tenant but without any obligation so to do, procure and maintain such coverage and Tenant shall reimburse Landlord on demand as additional rent for any premium so paid by Landlord. Tenant shall have the right to provide all insurance coverage required herein to be provided by Tenant pursuant to blanket policies so long as such coverage is expressly afforded by such policies for the location which is the Premises. All insurance shall be written by carriers which are admitted in California and which, except for Tenant’s employer’s liability and workers’ compensation insurance, have a rating by A.M. Best Insurance Service, or its successor, of at least “A/VIII” or equivalent.”

6.	Amendment of Paragraph 10. Paragraph 10 of the Lease is hereby amended to read as follows:

“a. Repair. If during the term the Premises are totally or partially destroyed, or any other portion of the Building is damaged in such a way that Tenant’s use of the Premises is materially interfered with, regardless of whether the peril is covered by insurance, Landlord shall proceed with reasonable diligence to repair the damage or destruction and this Lease shall not be terminated; provided, however, that if in the reasonable opinion of Landlord’s architect, the work of repair cannot be completed in one hundred eighty (180) days from commencement of the work, Landlord may at its election terminate the Lease by notice given to Tenant and Tenant shall vacate the Premises as soon as reasonably practicable, but in any event within sixty (60) days of Landlord’s notice, and in a manner to

ADD-6

permit an orderly transition of Tenant’s operations to another location. In the event Landlord has not completed the repair within one hundred eighty (180) days from commencement of the work, Tenant may terminate this Lease at any time thereafter by written notice to Landlord delivered after expiration of the one hundred eighty (180) day period, but prior to Landlord completing the repair.”

b. Abatement of Rent. In case of destruction or damage which materially interferes with Tenant’s use of the Premises, if this Lease is not terminated as above provided, Base Rent and Tenant’s obligations for payment of Operating Expenses and Property Taxes shall be abated during the period required for the work of repair based upon the degree of interference with Tenant’s use of the Premises. Except for abatement of rent, Tenant shall have no claim against Landlord for any loss suffered by Tenant due to damage or destruction of the Premises or any work of repair undertaken as herein provided. Tenant expressly waives the provisions of applicable law which would otherwise provide for termination of a hiring upon destruction of the thing hired, which are superseded by this Paragraph 10.”

7.	Amendment of Paragraph 11. A new sentence is added at the end of Paragraph 11 of the Lease as follows:

“The foregoing shall not prohibit Tenant’s independent claim for the value of Tenant’s personal property, relocation or moving expenses and any other claim permitted under law so long as any award made to Tenant based upon such claims does not reduce the award otherwise payable to Landlord.”

8.	Amendment of Paragraph 12.

(a) Paragraph 12.a. of the Lease is hereby amended to read as follows:

“a. General Restriction. Tenant shall not assign this Lease or any interest herein or sublet the Premises or any part thereof, either directly or by operation of law, without the prior consent of Landlord, which consent shall not be unreasonably withheld. Landlord shall approve or disapprove Tenant’s request for consent within twenty (20) business days following Landlord’s receipt of such request; if Landlord fails to approve or disapprove Tenant’s request within such period, Tenant’s request shall be deemed approved. Tenant shall not hypothecate this Lease or any interest herein or permit the use of the Premises by any party other than Tenant without the prior consent of Landlord, which consent may be withheld by Landlord in its absolute discretion. Any of the foregoing acts without such consent shall be void and shall, at the option of Landlord, terminate this Lease. In connection with each consent requested by Tenant, Tenant shall submit to Landlord the terms of the proposed transaction, the identity of the parties to the transaction, the proposed documentation for the transaction, current financial statements of any proposed assignee or sublessee and all other information reasonably requested by Landlord concerning the proposed transaction and the parties involved therein. As a further condition to any consent of Landlord, the proposed assignee or sublessee shall agree in writing to perform for the benefit of Landlord all of the Tenant’s obligations under this Lease or, in the case of subletting, so much thereof as are allocable to any portion of the Premises proposed to be sublet. Notwithstanding anything to the contrary

ADD-7

in this Paragraph 12, Tenant shall have the right at any time to assign this Lease without Landlord’s consent to any successor entity, whether by merger, consolidation or otherwise, or to any entity that purchases all or substantially all of the Tenant’s assets as a going concern, provided the net worth of the successor entity is equal to or greater than the net worth of Tenant as of the date of the assignment. Upon a permitted assignment of this Lease without Landlord’s consent, Tenant will provide Landlord with a copy of the assignment agreement for Landlord’s records.”

(b) The first clause of the first sentence of Paragraph 12.d. of the Lease is hereby amended to read as follows:

“Except as otherwise set forth in subparagraph a. above, as used in this Paragraph 12, the term “assign” or “assignment” shall include, without limitation, any sale, transfer or other disposition of all or any portion of Tenant’s estate under this Lease, whether voluntary or involuntary, and whether by operation of law or otherwise including any of the following:”

(c) Paragraph 12.f. of the Lease is hereby amended to read as follows:

“f. Sharing of Assignment Consideration. In the case of an assignment, fifty percent (50%) of all sums or other economic consideration received by Tenant as compensation for such assignment shall be paid to Landlord after first deducting the cost of any real estate commissions incurred in connection with such assignment. In the event such consideration is received by Tenant in installments, the portion of each installment to be paid to Landlord shall be determined by subtracting from the installment an amount equal to the total amount of the foregoing permitted deductions divided by the total number of installments.”

(d) Paragraph 12.g. of the Lease is hereby amended to read as follows:

“g. Sharing of Subletting Consideration. In the case of a subletting, fifty percent (50%) of all sums or economic consideration received by Tenant as a result of such subletting shall be paid to Landlord after first deducting (i) the rental due under this Lease, prorated to reflect only rental allocable to the sublet portion of the Premises, and (ii) the costs of any real estate commissions incurred or improvements made by Tenant to the Premises in connection with such subletting, amortized over the term of the sublease.”

9.	Amendment of Paragraph 16. Paragraph 16 is hereby amended to read as follows:

“16. Security Deposit.

a. Deposit. On execution of this Lease Tenant shall deliver to Landlord the sum specified in the Basic Lease Information (the “Deposit”). The Deposit shall be held by Landlord as security for the performance by Tenant of all of the provisions of this Lease. Following an event of default by Tenant under this Lease, Landlord may use, apply or retain all or any portion of the Deposit for the payment of any rent or other charge in default, or the payment of any other sum to which Landlord may become obligated by

ADD-8

Tenant’s default, or to compensate Landlord for any expense, loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the Deposit, then within ten (10) days after demand therefor Tenant shall deposit cash with Landlord in an amount sufficient to restore the Deposit to the full amount thereof, and Tenant’s failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the Deposit separate from its general accounts. If Tenant performs all of Tenant’s obligations under this Lease, the Deposit, or so much thereof as has not theretofore been applied by Landlord, shall be returned, without payment of interest for its use, to Tenant (or, at Landlord’s option, to the last assignee, if any, of Tenant’s interest under this Lease) at the expiration of the term hereof, and after Tenant has vacated the Premises. No trust relationship is created herein between Landlord and Tenant with respect to the Deposit. Tenant waives the provisions of California Civil Code Section 1950.7, and all other present and future laws which restrict the amount or types of claim that a landlord may make upon a security deposit or imposes upon a landlord or a successor any obligation with respect to the handling or return of security deposits.

b. Reduction in Deposit Amount. Subject to the foregoing, and provided Tenant has timely paid all Base Rent and additional rent due under this Lease during the twelve (12) month period immediately preceding the effective date of any reduction of the Deposit, Tenant shall have the right to reduce the amount of the Deposit so that the Deposit amount shall be as follows: (i) $31,224.00 effective as of the first (1st) day of the fifteenth (15th) full calendar month following the date of Term Commencement; and (ii) $15,612.00 effective as of the first (1st) day of the twenty-seventh (27th) full calendar month following the date of Term Commencement. If Tenant is not entitled to reduce the Deposit as of a particular reduction effective date due to Tenant’s failure to timely pay all Base Rent and additional rent during the twelve (12) months prior to that particular reduction effective date, then any subsequent reduction(s) Tenant is entitled to hereunder shall be reduced by the amount of the reduction Tenant would have been entitled to had Tenant timely paid all Base Rent and additional rent during the twelve (12) months prior to the earlier reduction effective date. Notwithstanding anything to the contrary contained herein, if an event of default as set forth in Paragraph 13.a. above has occurred prior to the effective date of any reduction of the Deposit and Tenant has failed to cure such default within any applicable cure period, then Tenant shall have no further right to reduce the amount of the Deposit as described herein.

c. Certificate of Deposit Notwithstanding anything to the contrary contained in this Paragraph 16, Tenant may satisfy its obligation to furnish the Deposit by delivering to Landlord, upon execution of the Lease, a certificate of deposit in the amount of the Deposit. The certificate of deposit shall be issued by the San Francisco office of a major national bank and in a form approved by Landlord. Landlord’s approval of such bank and the form of certificate of deposit shall not be unreasonably withheld. All interest earned on such certificate, if any, shall accrue to the benefit of Tenant. If the term of the certificate expires prior to the expiration of the Lease and such certificate is not renewed or replaced at least sixty (60) days prior to its expiration, Landlord shall be entitled to draw upon the certificate and hold the proceeds thereof as the Deposit. If Tenant performs all of Tenant’s obligations hereunder, the Deposit, or so much thereof as has not theretofore been applied by Landlord, shall be returned, without payment of interest for

ADD-9

its use, to Tenant (or, at Landlord’s option, to the last assignee, if any, of Tenant’s interest hereunder) at the expiration of the term hereof, and after Tenant has vacated the Premises.”

10.	Amendment of Paragraph 17. Paragraph I7.c. is hereby amended to read as follows:

“c. Financial Statements. Tenant shall deliver to Landlord within ten (10) days following Landlord’s request, complete and accurate financial statements of Tenant covering a period ending not more than 120 days prior to Landlord’s request. Such statements shall be prepared in accordance with generally accepted accounting principles, to the extent applicable to Tenant’s business, consistently applied. All such financial statements shall be received by Landlord in confidence and may only be disclosed by Landlord to its current and/or prospective lenders and/or purchasers who shall also be instructed to maintain such information in confidence.”.

11.	Amendment of Paragraph 18. Paragraph 18 of the Lease is hereby deleted in its entirety.

12.	Amendment of Paragraph 19. A new sentence is added at the end of Paragraph 19 of the Lease as follows:

“Landlord shall use commercially reasonable efforts to secure a subordination and non-disturbance agreement from any current or future lender on such lender’s standard form.”

13.	Amendment of Paragraph 21. The last sentence of Paragraph 21 of the Lease is hereby deleted in its entirety.

14.	Amendment of Paragraph 22.

(a) Paragraph 22.e. of the Lease is hereby amended to read as follows:

“e. Holding Over. If Tenant remains in possession of the Premises or any part thereof after the expiration of the term, such occupancy shall be a tenancy from month to month at a rental in the amount of one hundred fifty percent (150%) of the last month’s Base Rent and Tenant’s monthly obligation regarding Operating Expenses and Property Taxes during the term plus all other charges payable under this Lease, and upon all of the other terms of this Lease. Tenant shall also defend and indemnify Landlord from all loss, liabilities, damages and costs, including consequential damages and attorneys’ fees, incurred by Landlord and resulting from Tenant’s failure to surrender possession of the Premises to Landlord when and as required under this Lease. The provisions of this paragraph shall survive the expiration or earlier termination of this Lease.”

(b) Paragraph 22.g. of the Lease is hereby amended to read as follows:

“g. Landlord’s Entry. Upon at least twenty-four (24) hours’ prior notice to Tenant, except in the event of an emergency when no such notice shall be required, Landlord and Landlord’s agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting the same, showing the same to prospective purchasers or lenders, and making such alterations, repairs, improvements or additions to the Premises or to the

ADD-10

Building as Landlord may deem necessary or desirable. Landlord may at any time during the last one hundred twenty (120) days of the term place on or about the Premises any ordinary “For Lease” sign.”

(c) Paragraph 22.j. of the Lease is hereby amended to read as follows;

“j. Brokers. Tenant warrants that it has had no dealings with any real estate broker or agent other than the Broker(s) identified in the Basic Lease Information in connection with the Premises or this Lease. Tenant shall indemnify Landlord and hold it harmless from and against all claims, demands, costs or liabilities (including, without limitation, attorneys’ fees) asserted by any party other than such Broker(s) based upon dealings of that party with Tenant in connection with the Premises or this Lease. Landlord shall pay all commissions claimed by the Broker(s) in connection with this Lease.”

15.	Rent Credit. Provided that Tenant shall not be in default under the Lease beyond any applicable notice and cure period, Landlord shall credit the amount of $39,240.00 against the first three months of Base Rent coming due.

16.	Signage. Landlord, at its expense, shall provide Landlord’s standard lobby signage identifying Tenant.

17.	Parking. Tenant shall be entitled to the use of free non-exclusive parking, on a non-designated basis, at the rate of 3.4 spaces per 1,000 rentable square feet of the area of the Premises.

18.	Option to Extend. Tenant shall have one option to extend the term of the Lease for a five (5) year period (“Option Period”), with the Option Period commencing upon the expiration of the initial term of the Lease, subject to the following terms and conditions:

(a) At the time the option is exercised and at the commencement of the Option Period, this Lease shall be in full force and effect, Tenant shall not be in default under the Lease, and Tenant shall not have assigned the Lease or sublet the Premises.

(b) The option must be exercised by notice given to Landlord not earlier than nine (9) months and not later than six (6) months prior to the scheduled expiration of the term of the Lease (“Exercise Window”).

(c) In the event the option is timely and effectively exercised during the Exercise Window, the term of the Lease shall be extended for five (5) additional years, upon all of the terms and conditions of the Lease; provided, however, that the Base Rent shall be ninety five percent (95%) of the then fair market rental value of the Premises, with a base year for increases in Operating Expenses and Property Taxes which is the calendar year in which the Option Period commences, but in no event shall the Base Rent be less than the amount payable monthly for Base Rent plus Tenant’s percentage share of Operating Expenses and Property Taxes during the last month of the initial term of the Lease. There shall be no further options to extend.

ADD-11

(d) For the purposes hereof, the fair market rental value of the Premises shall be the monthly rental rate per square foot of rentable area then prevailing for comparable improved space (without taking into account the value of any improvements made to the Premises by Tenant at its cost) in the Marina Village project, multiplied by the rentable area of the Premises. Fair market rental value shall be based upon a Base Year for payment of increases in Operating Expenses and Property Taxes which is the calendar year in which the Option Period commences and fair market rental value shall provide for periodic annual increases in Base Rent, commencing upon the first anniversary of the commencement of the Option Period. If Tenant in good faith disputes Landlord’s determination of fair market rental value, Tenant shall so notify Landlord within fifteen (15) days following Landlord’s notice to Tenant of Landlord’s determination and the parties shall negotiate in good faith to resolve the dispute. If such notice of dispute is not given to Landlord in a timely fashion, then Base Rent shall be as determined by Landlord. If a dispute of fair market rental value is not resolved by negotiation between the parties within thirty (30) days following Tenant’s notice, then fair market rental value shall be determined by appraisal. Pending the determination of fair market rental value by appraisal, Tenant shall pay Base Rent during the Option Period when due based upon Landlord’s determination of fair market rental value, subject to retroactive adjustment between the parties if the determination by appraisal is different from Landlord’s determination.

(e) When fair market rental value is to be determined by appraisal, within ten (10) days after the expiration of the thirty (30) day negotiation period, Landlord and Tenant shall each appoint as an appraiser, a real estate appraiser with at least ten (10) years of experience in appraising commercial real property in Alameda County, and give notice of such appointment to the other. If either Landlord or Tenant shall fail to appoint an appraiser within ten (10) days after expiration of the thirty (30) day negotiation period, then the single appraiser appointed shall be the sole appraiser and determine the fair market rental value of the Premises. In the event each party appoints an appraiser, such appraisers shall, within thirty (30) days after the appointment of the last of them to be appointed, complete their determinations of fair market rental value and furnish the same simultaneously to Landlord and Tenant. If the low appraisal varies from the higher appraisal by five percent (5%) of the lower appraisal or less, the fair market rental value shall be the average of the two valuations. If the low appraisal varies from the high appraisal by more than five percent (5%), the two appraisers shall, within ten (10) days after submission of the last appraisal report, appoint a third appraiser who shall meet the qualifications set forth in this paragraph. If the two appraisers shall be unable to agree on the selection of a third appraiser in a timely manner then either Landlord or Tenant may request such appointment of an MAI certified appraiser with at least ten (10) years of appraising experience of properties similar to the Premises and Building in Alameda County by the presiding judge of the Superior Court of Alameda County, acting in his or her personal and not judicial capacity. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for or against either party. Such third appraiser shall, within thirty (30) days after appointment, designate which of the first two appraisals is closest to his or her own determination of fair market rental value and such amount shall be controlling. All fees and costs incurred in connection with the determination of fair market rental value by appraisal shall be paid one-half by Landlord and one-half by Tenant. Prior to the commencement of the Option Period, Tenant and Landlord shall execute an amendment to the Lease setting forth the Option Period and revised Base Rent.

ADD-12

IN WITNESS WHEREOF, Landlord and Tenant have executed this Addendum as of the date of the Lease.

TENANT:		LANDLORD:

INFORMED DECISIONS CORPORATION, a California corporation		ALAMEDA REAL ESTATE INVESTMENTS, a California limited partnership

		By:	Vintage Alameda Investments, LP,
By:			a California limited partnership,
operating general partner
Name:	NANCY S. BANKER
			By:	Vintage Properties-Alameda Commercial,
Title:	COO			a California corporation,
managing general partner
By:

Name:	DAN G PETERSON			By:
JOSEPH R. SEIGER
Title:	PRESIDENT/CEO			PRESIDENT

ADD-13